UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 18, 2015

Louisiana Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-33573	20-8715162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Veterans Memorial Boulevard, Metairie, Louisiana		70005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(504) 834-1190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On June 18, 2015, Louisiana Bancorp Inc., a Louisiana corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Home Bancorp, Inc. (“Home Bancorp”).  The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Home Bancorp will acquire the Company through a reverse merger of a newly created, wholly-owned subsidiary of Home Bancorp into the Company (the “Merger”).  Immediately after the first merger, the Company will merge with and into Home Bancorp, with Home Bancorp being the surviving corporation.  Promptly following the completion of the holding company merger, Bank of New Orleans, a federally chartered savings bank and the Company’s wholly-owned subsidiary, will merge into Home Bank, N.A., a national bank and wholly-owned subsidiary of Home Bancorp, with Home Bank, N.A. surviving the merger.  Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of the Company and Home Bancorp, Inc., upon completion of the Merger, shareholders of the Company will receive $24.25 in cash for each outstanding share of the $0.01 par value per share common stock of the Company.

The Merger Agreement contains customary representations and warranties from both the Company and Home Bancorp, and each have agreed to customary covenants, including, among others, covenants relating to:  (1) the conduct of the Company’s business during the interim period between the execution of the Merger Agreement and the completion of the Merger; (2) the Company’s obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger, the Merger Agreement and the other transactions contemplated by it; and (3) subject to certain exceptions, the recommendation by the Board of Directors of the Company in favor of the approval by its shareholders of the Merger, the Merger Agreement and the other transactions contemplated it.  The Company has also agreed not to (1) solicit proposals relating to alternative business combination transactions or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of the Company, in their respective capacities as shareholders of the company, entered into agreements with Home Bancorp under which they agreed to vote their shares of Company common stock in favor of the Merger and to take certain other actions that would support the completion of the Merger.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by the Company’s shareholders; (2) receipt of required regulatory approvals; and (3) the absence of any injunction, order or other legal restraint prohibiting the completion of the Merger.   Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement.  Subject to the receipt of all required approvals and the satisfaction of all other conditions, the merger is expected to be completed in the fourth quarter of 2015.

The Merger Agreement contains certain termination rights for the Company and Home Bancorp, as the case may be, applicable in the following circumstances:  (1) mutual written consent of the parties; (2) if the Merger has not been completed by February 15, 2016, but only if the failure to complete the Merger is not due to the failure of the terminating party to comply with the Merger Agreement; (3) a final, non-appealable denial of required regulatory approvals or a final, non-appealable injunction prohibiting the transactions contemplated by the Merger Agreement; (4) the failure of the Company’s shareholders to approve the Merger Agreement and the contemplated transactions by the required vote; (5) a breach of the Merger Agreement by the other party that is not or cannot be cured or is not waived by the earlier of February 15, 2016 or 30 days after notice of such breach, if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (6) the recommendation, approval or adoption by the Company of an alternative business combination transaction, a material breach of the Company’s non-solicitation obligations under the Merger Agreement, a material breach of the Company’s obligation to call, give notice of, convene and hold its shareholders’ meeting or a failure by the Company’s Board of Directors to recommend the Merger to its shareholders; and (7) if a tender or exchange offer for 20% or more of the outstanding shares of the Company’s common stock is commenced (other than by Home Bancorp or a subsidiary thereof) and the Company’s Board of Directors recommends that its shareholders tender their shares or otherwise fails to recommend that their shareholders reject such offer within a 10 business day period. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, the Company may be required to pay Home Bancorp a termination fee of $3.0 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report, by reference.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements do not relate strictly to historical or current facts.  Forward-looking statements reflect management’s current views and estimates of future economic circumstances, industry conditions, company performance and financial results.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  Forward-looking statements regarding the transaction are based upon currently available information.

Actual results could differ materially from those indicated in forward-looking statements.  Among other factors, actual results may differ from those described in forward-looking statements due to:  the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the terms of the proposed transaction may need to be modified to obtain such approvals or satisfy such conditions; the anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions, interest rates, laws and regulations and their enforcement, and the degree of competition in our markets; the ability to promptly and effectively integrate the businesses of the companies; the reaction of the companies' customers to the transaction; diversion of management time on merger-related issues; changes in asset quality and credit risk; the inability to sustain revenue and earnings; and competitive conditions.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC describe some additional factors which could cause actual conditions, events or results to differ significantly from those described in forward-looking statements.

Forward-looking statements speak only as of the date they are made.  Copies of the Company’s reports filed with the SEC are available in the Investor Relations section of the Company’s website, www.bankofneworleans.com.  We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

Additional Information About the Home Bancorp, Inc./Louisiana Bancorp, Inc. Transaction:

The Company will file a proxy statement and other relevant documents concerning the proposed merger with the United States Securities and Exchange Commission (the “SEC”).  This report does not constitute a solicitation of any vote or approval.  BEFORE MAKING ANY VOTING DECISION, WE URGE INVESTORS TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOME BANCORP, LOUISIANA BANCORP AND THE PROPOSED MERGER.  When available, the proxy statement will be delivered to shareholders of the Company.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by sending a written request to John P. LeBlanc, Chief Financial Officer, 1600 Veterans Memorial Boulevard, Metairie, Louisiana 70005 or by phone at 504-834-1190.

The Company and its directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement for its 2015 annual meeting of shareholders filed with the SEC on April 8, 2015.

ITEM 8.01	Other Events

On June 18, 2015, the Company and Home Bancorp, Inc. issued a joint press release announcing that they had entered into the Merger Agreement.  A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.  In addition, on June 18, 2015, Home Bancorp posted an investor presentation regarding the merger under the Investor Relations tab of Home Bank’s website.  A copy of Home Bancorp’s investor presentation is furnished herewith as Exhibit 99.2.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of June 18, 2015, between Home Bancorp, Inc. and Louisiana Bancorp, Inc.  (The schedules and exhibit to the Agreement and Plan of Merger have been omitted.  The registrant hereby agrees to furnish supplementally a copy of any omitted schedules and exhibit to the Securities and Exchange Commission upon its request.)

99.1	Joint press release dated June 18, 2015

99.2	Investor presentation of Home Bancorp, Inc. dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOUISIANA BANCORP, INC.

Date: June 18, 2015	By:	/s/Lawrence J. LeBon, III
		Name:	Lawrence J. LeBon, III
		Title:	Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 18, 2015, between Home Bancorp, Inc. and Louisiana Bancorp, Inc.

99.1	Joint press release, dated June 18, 2015

99.2	Investor presentation of Home Bancorp, Inc. dated June 18, 2015